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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Power-One, Inc.
(Name of Registrant as Specified In Its Charter)

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740 Calle Plano
Camarillo, California 93012

Notice of Annual Meeting of Stockholders

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Fiscal Year 2004
WHEN:	May 3, 2005 at 9:00 a.m., local time
WHERE:	Westlake Village Inn 31943 Agoura Road Westlake Village, California 91361
WHY:	At this meeting, we plan to:
	1.	Amend our Certificate of Incorporation to eliminate Director Classes, so that all directors are elected annually;
	2.	Elect six directors if our first proposal is approved; otherwise, to elect two Class II directors;
	3.	Ratify the appointment of Deloitte & Touche LLP as independent auditors of Power-One, Inc. for the 2005 fiscal year; and,
	4.	Transact any other business which may properly be presented at the meeting or any adjournment.

        Only stockholders of record at the close of business on March 11, 2005 (the "Record Date") will receive notice of the Annual Meeting and be eligible to vote at the meeting.

        All stockholders are encouraged to attend the Annual Meeting. Whether or not you plan to attend, please promptly return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting.

        Please refer to the enclosed proxy card for voting directions. Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience for return of the proxy card.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
March 25, 2005

GENERAL INFORMATION

        The Board of Directors of Power-One, Inc. seeks your Proxy for use at our Annual Meeting of Stockholders. We will hold the meeting according to our Notice of Annual Meeting, unless we adjourn to a later date and/or time.

        This Proxy Statement and the accompanying Notice of Annual Meeting discuss the purposes of the Annual Meeting.

*  VOTING AND SOLICITATION

        Each share of our common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record as of the close of business on March 11, 2005 (the "Record Date") will receive notice of and may vote at the Annual Meeting. Eligible stockholders may vote by marking, signing, and returning the proxy card.

        There were 84,635,389 shares of our common stock outstanding as of the Record Date. The closing sale price on that date was $5.03 per share. Our common stock is traded on the NASDAQ National Market® under the symbol "PWER."

        Power-One, Inc. will pay for this solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in sending solicitation materials to beneficial owners.

        Required Voting.    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the meeting.

        Our inspector of elections will count all votes cast in person or by proxy at the Annual Meeting.

        Special voting requirements will be applicable to our Proposal 1 regarding amendment of our Certificate of Incorporation. See page 3 below.

        The nominees for director receiving the most votes will be elected. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions will have the same effect as a negative vote.

        Under NASDAQ rules, if you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will not be permitted to exercise voting discretion with respect to our proposal for amendment of our Restated Certificate of Incorporation, but will be permitted to exercise voting discretion with respect to the election of directors and ratification of the appointment of auditors.

        Revoking Your Proxy.    Any Proxy may be revoked at any time before it is actually voted at the Annual Meeting. Regardless of the method of voting used, you may revoke your Proxy by:

  •
  Delivering a written notice of revocation, dated later than the Proxy, before the vote is taken at the Annual Meeting.

  •
  Executing a later dated Proxy before the vote is taken at the Annual Meeting.

  •
  Voting in person at the Annual Meeting (your attendance at the meeting, by itself, does not revoke your earlier Proxy).

        Any written notice of revocation, or later Proxy, should be delivered to our principal executive offices at Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Corporate Secretary.

*  DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE FISCAL 2005 ANNUAL MEETING

        Any stockholder who intends to present a proposal at our Annual Meeting for fiscal year 2005 must deliver the proposal to us at our principal executive offices not later than November 28, 2005 for inclusion in our Proxy Statement and form of Proxy relating to the meeting.

        Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in our Proxy Statement for that meeting must be received by our Corporate Secretary not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice from the date of the meeting is given to stockholders, then notice by the stockholder of any proposal need only be received within 10 days from the date on which notice of the meeting is given. Stockholder proposals must contain information required by our bylaws and comply with applicable legal requirements.

        Our bylaws are available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com. Alternatively, any stockholder may obtain a copy of our bylaws by submitting a request to our Corporate Secretary at our principal executive offices.

PROPOSAL 1
AMENDMENT OF CERTIFICATE OF INCORPORATION

        On February 2, 2005, our Board of Directors unanimously approved and recommended that our stockholders adopt an amendment to our Restated Certificate of Incorporation. The amendment replaces our current Board structure, which consists of three classes of directors who are elected to staggered three-year terms of office, with a Board in which all directors are elected annually. The full text of our proposed amendment is attached to this Proxy Statement as Appendix A.

        The Board of Directors has determined that although the current classified board has certain positive aspects, such a board structure is no longer in the best interests of the stockholders. Additionally, the Board of Directors believes that providing for annual election of all directors is in keeping with principles of good corporate governance. The Board of Directors recognizes that the election of directors is the primary method for stockholders to impact the direction of the company and its policies. The Board of Directors believes that it is in the best interests of the stockholders and the company for stockholders to have the opportunity on an annual basis to evaluate and vote on director performance, both individually and as a collective body.

        All directors who otherwise would not be presented for election at this Annual Meeting (i.e. the Class I and Class III directors), have conditionally resigned, subject to approval and adoption of this Proposal 1 by the stockholders. If the stockholders approve this Proposal 1, no director will be designated as a Class I, II, or III director, and all six of our current directors will stand for election at this Annual Meeting for a one-year term, ending at the Annual Meeting to be held in 2006, or until their successors are elected and qualified.

        This amendment to Article "SEVENTH" of our Restated Certificate of Incorporation, requires the following affirmative vote of the stockholders for approval:

  •
  At least 75% of the outstanding shares of our common stock entitled to vote as of the Record Date, and

  •
  At least a majority of the outstanding shares of our common stock entitled to vote as of the Record Date, not counting voting stock beneficially owned (directly or indirectly) by any person (corporate or individual) who owns, as of the Record Date, 5% or more of the eligible voting common stock.

        Stockholders may vote (1) "FOR," (2) "AGAINST," or (3) "ABSTAIN" from voting, for Proposal 1. Under Delaware law, for the purposes of determining whether this Proposal 1 has been approved by the stockholders, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

        If the stockholders do not approve this Proposal 1, no conditional resignation of the Class I and III directors will take effect. In such an event, the Board of Directors has nominated the two Class II directors for election under the existing Restated Certificate of Incorporation, to serve a three-year term expiring at the Company's Annual Meeting in 2008, or until their successors are elected and qualified.

        If the stockholders approve this Proposal 1, the Company will file an amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the amendment is so approved. The amendment will then become effective with such filing. In addition, if the stockholders approve this Proposal 1, the Board of Directors will amend and restate Section 3.12 of the Bylaws as follows:

        "Any director or the entire board of directors may be removed with or without cause,

by the holders of a majority of the shares then entitled to vote at an election of directors."

        Section 3.12 of our current bylaws permits removal only for cause by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. The bylaw amendment would be needed to meet the requirements under Delaware law for removal of directors by stockholders of a corporation that does not have a classified board.

RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

PROPOSAL 2
ELECTION OF DIRECTORS

        Directors are to be elected at the Annual Meeting of Stockholders. As discussed above under Proposal 1, we are proposing, with the approval of Proposal 1, that all six of our current directors be elected at this Annual Meeting. Under the current Restated Certificate of Incorporation, our Board of Directors consists of three classes, with members of each class holding office for staggered three-year terms.

        If the stockholders approve Proposal 1, all director candidates noted below are standing for re-election at this Annual Meeting. If the stockholders do not approve Proposal 1, then ONLY our Class II directors are standing for re-election at this Annual Meeting

        There are no family relationships among any of our directors or executive officers, other than between Donna Schnopp (Koep) and Eddie K. Schnopp, both of whom are officers and are married.

        Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, we will vote the Proxies we receive for the election of such other person as our directors select. We are not aware of any reason why any of our nominees will be unable or will decline to continue to serve as a director. Background information on each nominee appears below.

CURRENT CLASS I DIRECTORS

        The following individuals are currently our Class I directors. If Proposal 1 is not approved at this Annual Meeting by the stockholders, these Class I directors will stand for re-election at our Annual Meeting to be held in 2007.

Name of Nominee	Age[1]	Principal Occupation	Class	Year First Elected	Independence per Board Determination
Steven J. Goldman	47	Chairman of the Board and Chief Executive Officer of Power-One, Inc.	I	1988	Not Independent per NASDAQ rules
Jay Walters	57	President of New Horizon Services, LLC	I	2000	Independent per NASDAQ rules

1
As of March 11, 2005

        Steven J. Goldman.    Mr. Goldman, who joined us in 1982, became our Chief Executive Officer in 1990 and was named Chairman of the Board in February 1997. From 1990 to January 2000, Mr. Goldman also served as our President. He received his B.S. degree in electrical engineering from the University of Bridgeport, Connecticut and his M.B.A. degree from Pepperdine University's Executive program in California.

        Jay Walters.    Mr. Walters serves as our Lead Director under Corporate Governance guidelines adopted in 2003. Mr. Walters is President of New Horizon Services, LLC, a technology consulting company, and has held that position since March 2000. From 1995 to 1997, Mr. Walters was Vice President and Chief Operating Officer of AT&T's Power Systems Business Unit, a position he continued to hold with Lucent Technologies following its spin-off from AT&T in 1995. In late 1997, he was appointed to the position of Vice President in Lucent's Network Products Group. Mr. Walters, who retired from Lucent in 1999, received his B.S. degree in nuclear engineering from the University of Wisconsin and his M.B.A. degree from Louisiana State University.

CURRENT CLASS II DIRECTORS

        The following individuals are currently our Class II directors. If Proposal 1 is not approved at this Annual Meeting by the stockholders, these Class II directors are the only class of directors standing for re-election at this Annual Meeting. If re-elected as Class II directors, these individuals will serve a three year term which expires in 2008.

Name of Director	Age[2]	Principal Occupation	Class	Year First Elected	Independence per Board Determination
Hanspeter Brändli	66	Owner and operator of HPB Management Services	II	1998	Independent per NASDAQ rules
Kendall R. Bishop	66	Retired Attorney	II	2000	Independent per NASDAQ rules

2
As of March 11, 2005

        Hanspeter Brändli.    Mr. Brändli owns and operates HPB Management Services, a management services company. He received a diploma in physics in 1963 from the Federal Institute of Technology (ETH) in Zurich, Switzerland and a Ph.D. in physics from the University of Berne/Switzerland in 1968. Mr. Brändli is also President of the Board of Directors of our subsidiary Power-One Holding AG, Uster, and all other Swiss subsidiaries. Additionally, Mr. Brändli serves as a member of the Board of Directors of several Swiss companies which are not affiliated with the Company.

        Kendall R. Bishop.    Mr. Bishop retired as a corporate partner of the O'Melveny & Myers LLP law firm in January 2003, after 38 years of service. He received his B.A. degree from Stanford University and his J.D. degree from the University of California at Berkeley. O'Melveny & Myers LLP has performed legal services for the Company in the past and is expected to do so in the future. Since January 2002, Mr. Bishop has not provided legal services to Power-One, or participated directly or indirectly in any allocation of firm income or profits relating to any services provided to the Company. All legal services provided to Power-One by the law firm since January 2002 have been provided exclusively by other members of the firm.

CURRENT CLASS III DIRECTORS

        The following individuals are currently our Class III directors. If Proposal 1 is not approved at this Annual Meeting by the stockholders, these Class III directors will stand for re-election at our Annual Meeting to be held in 2006.

Name of Nominee	Age[3]	Principal Occupation	Class	Year First Elected	Independence per Board Determination
Jon E.M. Jacoby	66	Director of Stephens Group Inc.	III	1995	Independent per NASDAQ rules
Mark Melliar-Smith	59	Chief Operating Officer, Molecular Imprints, Inc.	III	2001	Independent per NASDAQ rules

        Jon E.M. Jacoby.    Effective October 1, 2003, Mr. Jacoby retired as an officer and active employee of Stephens Inc. and Stephens Group Inc. Prior to his retirement, Mr. Jacoby had been employed since 1963 by Stephens Inc. and Stephens Group Inc., firms collectively engaged in investment banking and other business activities. He currently serves as a director of Delta & Pine Land Company, Sangamo Biosciences, Conn's, Inc. and Eden Bioscience. He also remains a director of Stephens Group, Inc. He received his B.S. degree from the University of Notre Dame in Indiana and his M.B.A. degree from Harvard Business School in Boston.

        Mark Melliar-Smith.    Mr. Melliar-Smith is the Chief Operating Officer of Molecular Imprints, Inc., based in Austin, Texas. From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm focusing on the telecommunications, semiconductor and software businesses. Before these venture activities, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry, from January 1997 to December 2001. Mr. Melliar-Smith is a member of the Board of Directors of Technitrol, Inc.. Molecular Imprints, Inc. and Metrosol. Mr. Melliar-Smith received his B.S. and Ph.D. degrees in chemistry from Southampton University in England and his M.B.A. degree from Rockhurst College in Kansas City, Missouri.

DIRECTOR COMPENSATION

3
As of March 11, 2005.

        We pay each non-employee director as follows:

  •
  Annual retainer: $20,000

  •
  Supplemental retainers:

  •
  Audit Committee—Chair: $15,000

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  Other Committee—Chair: $5,000

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  Meeting fees (Board or Committee):

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  In person: $3,000/day

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  Telephonic: $1,000/day for meetings over two hours that involve substantial time and preparation.

  •
  Only one daily meeting fee is paid on days when multiple meetings of separate Committees, or Committee(s) and Board are held on same day.

        In addition to such compensation, Mr. Brändli received approximately $10,000 in 2004 for serving on the boards of our Swiss subsidiaries.

        We also reimbursed our directors for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

        Our non-employee directors have also received, and are expected to continue to receive, options to purchase our common stock. Certain automatic grants were made to non-employee directors in the past under our 1996 Stock Incentive Plan (the "1996 Plan"). Last year we adopted and stockholders approved our 2004 Stock Incentive Plan (the "2004 Plan"). As a result, the Company ended the automatic grants under the 1996 Plan to non-employee directors as of or after the Annual Meeting of stockholders held in 2004. The Compensation Committee approved a discretionary stock option grant for 10,000 shares to Messrs. Bishop, Brändli, Jacoby and Walters as of May 4, 2004. These grants have an exercise price equal to the fair market value on the grant date, a ten-year term, and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date.

        Pursuant to the 2004 Plan, our Compensation Committee as administrator of the 2004 Plan implemented a program in July 2004 of stock option grants for non-employee directors. Under the program as approved by the Compensation Committee, each person (excluding all current directors as of July 2004) who becomes a non-employee director will receive an initial nonqualified stock option ("NQSO") grant of 30,000 shares granted at the fair market value as of the date of their initial election to the Board of Directors. Such grant would have a ten-year term, and would vest in equal portions in each of the three years following the earlier of (i) the anniversary of the date of grant in that year, and (ii) the annual meeting date in that year.

        Additionally, for continued service, annually beginning as of this Annual Meeting, each non-employee director who continues in service to the Board of Directors after an Annual Meeting and who has served as a director for not less than 180 days prior to the first day of the month in which such Annual Meeting occurs, will receive a NQSO grant of 10,000 shares. This annual grant would be awarded at the fair market as of the date of such Annual Meeting. Such grant would have a ten-year term, and would vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) the next Annual Meeting date following the date of grant.

        All prior 1996 Plan non-employee director options have an exercise price equal to the fair market value on the grant date, a ten-year term, and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date.

        Mr. Bishop received a discretionary stock option in July 2004 for 5,000 shares of the Company's common stock per authorization of the Board of Directors. This grant was issued at fair market value on the date of grant, and becomes fully vested at the one year anniversary of the date of grant. This grant was issued to Mr. Bishop in consideration of special duties and services he undertook in relation to a transaction the company explored.

*  DIRECTOR ATTENDANCE AT MEETINGS AND AT ANNUAL MEETING

        Each of our directors attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he served in 2004.

        It is our policy that all directors make every reasonable effort to attend annual stockholders meetings. Five of our six directors attended our 2004 Annual Stockholders Meeting.

*  STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS/ DIRECTOR NOMINEE RECOMMENDATIONS

        Stockholders are welcome to communicate directly with our Board of Directors, and to make recommendations for director nominees. Stockholders interested in communicating directly with any or all non-employee directors, and stockholders interested in recommending director nominees, may do so by writing to:

  Board of Directors
  Power-One, Inc.
  740 Calle Plano
  Camarillo, CA 93012
  Attn: Corporate Secretary

        All such correspondence will be logged in by the Corporate Secretary. Communications on matters other than as noted in the following sentences will be promptly forwarded to our Lead Director, currently Mr. Walters. Recommendations for director nominees will be sent to the Chair of our Nominating and Corporate Governance Committee. If the Lead Director is not the Chair of the Audit Committee, all matters relating to accounting or internal controls will be brought immediately to that Chair's attention. The applicable director who has received the communication will deliver a summary of all stockholder communications to the full Board at its next regularly scheduled meeting. Any director may review the correspondence log and request copies of any such correspondence.

*  DIRECTOR QUALIFICATIONS AND SKILLS

        Minimum qualifications for recommendation for a position on our Board of Directors, whether from our Nominating and Corporate Governance Committee, or from a stockholder, include:

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  a proven record of ethical and responsible service of not less than five (5) years in a corporate or comparable position involving substantial professional judgment and responsibility;

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  the ability to devote necessary time and attention to the position as a Director;

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  training and experience in a function or discipline relevant to the business and operations of the Company (e.g. technology, manufacturing, finance, international operations, marketing, or other areas which would enhance the effectiveness of the Board of Directors);

  •
  awareness of and allegiance to the interests of the stockholders of the Company;

  •
  fluency in English (written and spoken).

        Specific skills or qualities that we believe are necessary for one or more of our Directors to possess are listed below. Please note that we do not expect that a single individual possess all listed skills, but rather that the Board as a whole include one or more individual(s) who possess one or more of the listed skills or qualities:

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  financial knowledge and experience which qualifies a director as a "financial expert" under applicable SEC criteria; and

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  in-depth knowledge, based upon prior employment as a senior officer, in a key area of a for-profit corporate entity, e.g. finance, operations, sales, marketing, strategic planning.

*  EVALUATION OF NOMINEES

        Nominees (including nominees recommended by security holders) are identified and evaluated by the Nominating and Corporate Governance Committee through review of resume or other summary of experience, personal interviews conducted by members of the Committee, and submission of such supplemental information as may be reasonably requested by the Committee.

*  COMMITTEE MEMBERSHIPS

  •
  Audit: Mr. Bishop (Chair), Mr. Brändli, Mr. Melliar-Smith, and Mr. Walters.

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  Compensation: Mr. Walters (Chair), Mr. Bishop and Mr. Jacoby.

  •
  Nominating and Corporate Governance: Mr. Melliar-Smith (Chair), Mr. Brändli and Mr. Bishop.

        All members of the Audit Committee and of the Nominating and Corporate Governance Committee are non-employee directors whom the Board has determined meet NASDAQ independence requirements.

*  COMMITTEE RESPONSIBILITIES

  Audit Committee

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  Engages our independent auditors;

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  Reviews and oversees the services performed by our independent auditors;

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  Reviews the independence of the independent auditors; and,

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  Reviews and evaluates our accounting principles and our system of internal accounting controls.

  •
  The Audit Committee operates under an updated Charter adopted by the Board in 2003. A copy is available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com. Please see also "Audit Committee Report" at page 13 below.

  Compensation Committee

  •
  Determines compensation of our executive officers;

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  Administers our Amended and Restated 1996 Stock Incentive Plan, 1997 Employee Stock Purchase Plan, 2001 Stock Option Plan, and the 2004 Stock Incentive Plan;

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  Establishes the criteria for the awarding of bonuses;

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  Recommends to the Board of Directors adoption of other compensation plans as may from time to time be deemed to be in the best interests of the Company.

  •
  The Compensation Committee operates under the Charter adopted by the Board in 2003. A copy is available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com. Please see also "Compensation Committee Report on Executive Compensation" at page 24 below.

  Nominating and Corporate Governance Committee

  •
  Establishes qualifications for board membership;

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  Evaluates stockholder nominees for director, if same are properly presented to the Corporation. See page 8 above under section noted "STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS/DIRECTOR NOMINEE RECOMMENDATIONS" for information on the process for presenting stockholder nominees;

  •
  Recommends director nominees to the Board both for the annual stockholders meeting and for the filling of any vacancies that occur between annual meetings;

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  Assists the Board in devising a methodology for annually evaluating the Board's performance;

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  Recommends the size of the Board, committee structure and assignments and frequency of regular Board meetings; and,

  •
  Discusses and makes recommendations to the full Board on the Company's Corporate Governance Guidelines.

        The Nominating and Corporate Governance Committee operates under the Charter adopted by the Board in 2003. A copy is available via the "Governance" link found under our main "Investor Relations" link at our website located at www.power-one.com.

*  MEETINGS IN 2004

  •
  Board of Directors:
      8 meetings in total (4 were telephonic)

  •
  Audit Committee:
      6 meetings in total (2 were telephonic)

  •
  Compensation Committee:
      4 meetings in total (1 was telephonic)
      2 actions by written consent

  •
  Nominating and Corporate Governance Committee:
      3 meetings.

  RECOMMENDATION

        The Board of Directors recommends a vote FOR the election of all Directors listed above. We will vote Proxies received by us in favor of the nominees unless a contrary choice is indicated.

PROPOSAL 3
RATIFICATION OF INDEPENDENT AUDITORS—PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year 2005. This appointment is being presented to the stockholders for ratification at the meeting. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Deloitte & Touche LLP has audited our consolidated financial statements since 1993. Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting and will be available to answer appropriate questions from stockholders.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent public accountants, Deloitte & Touche LLP. The policy generally permits pre-approval annually of certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified annual budget amounts, and sets requirements for specific case-by-case pre-approval of discrete projects, such as those which may have a material effect on our operations or services over certain amounts. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent public accountants to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules of the SEC and also considers whether proposed services are compatible with the independence of the public accountants.

Fees Paid to Independent Public Accountants

        SEC rules effective May 6, 2003 require that our Audit Committee pre-approve all audit and permissible non-audit services provided by our independent auditors, with certain limited exceptions. Our Audit Committee has concluded that the audit-related and tax services provided to us by Deloitte & Touche LLP are compatible with maintaining auditor independence. During 2003 and 2004, the Company retained Deloitte & Touche LLP to provide services only in the following categories and amounts:

SERVICES	2004	2003
1. Audit Fees(1)	$1,022,697	$952,807
2. Audit Related Fees(2)	$657,352	$176,831
3. Tax Fees(3)	$785,092	$850,151
4. All Other Fees(4)	$0	$0

Total	$2,465,141	$1,979,789

        The Audit Committee approved all of the fees noted in items 2. and 3. above pursuant to its pre-approval policies and procedures.

(1)
Audit fees consisted of audits of the Company's annual financial statements (inclusive of services connected with auditor responsibilities relating to the auditor's internal controls report under Sec. 404 of the Sarbanes-Oxley Act of 2002), statutory audits, and reviews of the Company's quarterly financial statements and consents related to Security and Exchange Commission filings.

(2)
Audit related fees consisted primarily of documentation assistance procedures to meet the requirements of the Sarbanes-Oxley Act of 2002 in the year 2004 (which services account for the increase from 2003 to 2004 amounts), due diligence associated with merger and acquisition or disposal transactions and financial accounting and reporting consultations.

(3)
Tax fees consisted of a) tax compliance fees in connection with Federal, state and local income tax return assistance, assistance with tax returns filings in certain foreign jurisdictions, requests for technical advice from taxing authorities, assistance with tax audits and appeals and preparation of expatriate tax returns, and b) tax planning and advice fees in connection with tax advice related to structuring certain proposed acquisitions and disposals and tax advice related to intra-group restructuring items.

(4)
Other fees consisted of services not otherwise captured in the audit, audit related, or tax categories. Historically, the Company has not retained independent auditors to perform other services.

AUDIT COMMITTEE REPORT*

        The Audit Committee of the Board of Directors is responsible for monitoring the integrity of Power-One, Inc.'s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. Subject to stockholder ratification, the Committee also recommends the selection of the Company's independent auditors.

        The Audit Committee is composed of four non-employee directors who the Board believes all meet the current NASDAQ independence requirements and operates under a written charter most recently amended and restated by the Board of Directors in 2003.

        The Board also believes that all Audit Committee members possess experience or have backgrounds which make each qualified to serve on the Committee. The Board believes and the Committee has determined that all members are able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, based on each Committee member's experience, background, training, past employment in a position of substantial authority, responsibility and financial statements oversight, or other experience and involvement in the review and evaluation of financial statements. Additionally, the Committee, in concert with the Board of Directors, has determined that Committee member, Mr. Jay Walters, qualifies as a member of the Audit Committee who meets the NASDAQ listing requirement under Rule 4350(d)(2)(A) as having the requisite past employment experience which provides him with the required financial sophistication. The determination of Mr. Walters' qualifications under the applicable NASDAQ Rule is based upon Mr. Walters' relevant education, including an M.B.A. degree with relevant finance and accounting coursework, and his positions and responsibilities while employed with Lucent Technologies, including reviewing and approving business unit operating and financial results with a business of comparable size, business focus and complexity as that of the Company.

*
If we intend to incorporate this specific section by reference in any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, we will specifically incorporate this section by name in such reference in a given filing. Otherwise, any general statement about incorporating this proxy statement by reference into any such filing will not apply to this section. This section shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

        The Board has determined that there is no audit committee financial expert, as defined under SEC requirements, currently serving on the Committee. The Nominating and Corporate Governance Committee is actively engaged in a search for, but has not yet found, a director candidate who, if approved for membership on the Board of Directors, will meet all applicable NASDAQ and SEC requirements, including classification as an audit committee financial expert per applicable SEC requirements.

        The Audit Committee has approved and adopted procedures that meet all requirements of Rule 10A-3(b)(3) under the Securities and Exchange Act of 1934, as amended, regarding receipt and handling of complaints and anonymous employee submissions.

        Any person desiring to submit any complaint to the Company regarding accounting, internal accounting controls, or auditing matters should address such complaint to:

  Chairman of the Audit Committee
  Power-One, Inc.
  740 Calle Plano
  Camarillo, CA 93012
  Attn: Corporate Secretary

        All such correspondence will be logged in by the Corporate Secretary and promptly forwarded to the Chairman of the Audit Committee. The Chairman will provide a summary of all communications to the Audit Committee, and will direct and oversee such additional actions or inquiries as the Chairman deems appropriate in light of a given complaint.

        To the date of this report of the Committee, no complaints regarding accounting, internal accounting controls, or auditing matters have been received from either anonymous submission procedures or by direct submission to the Chairman of this Committee.

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing such financial statements. The responsibility of the Audit Committee is to monitor and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing. We rely on the information provided to us and on the representations made by management and the independent auditors. The Audit Committee will retain independent experts to advise and consult directly with the Audit Committee if the Audit Committee desires an independent opinion or review of any information provided or any representations made by management and the independent auditors.

        During fiscal 2004, in recognition of and in preparation for review by the independent auditors per Sec. 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee engaged in ongoing review of management's attention to and focus upon internal controls of the Corporation. Management's attention to these matters involved substantial internal audit activity by employees of the Corporation, site visits with focused internal audit checklists, detailed assessment of specific processes, action items, and remediation efforts, and related activity to ensure that internal controls operated properly. The progress, findings, and results of follow-up from these internal auditing activities were reported to the Committee as a recurring matter in its regular meetings.

        The Committee held six meetings during fiscal 2004. The Committee approved the fees to be paid to the independent auditors for their audit of our consolidated financial statements for FY2004. The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's system of internal controls.

        In carrying out our responsibilities, we reviewed and discussed with management and the Company's auditors all financial statements prior to their issuance. We were advised by management and the auditors that all of the financial statements were prepared in accordance with generally accepted accounting principles. As part of our review, we discussed with management the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We also sought the Company's independent auditors' judgment on these matters.

        We discussed with the independent auditors matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from Power-One, Inc. We considered whether the auditors' provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. The Audit Committee has established policies to review and pre-approve any non-audit services proposed to be provided by the independent auditors, and to review and pre-approve the scope, work plan and fees for the audit services to be provided by the independent auditors.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Power-One, Inc.'s audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Annual Report on Form 10-K. We have also appointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal 2005, subject to stockholder ratification.

Kendall R. Bishop, Chairman; Hanspeter Brändli, Mark Melliar-Smith, Jay Walters

RECOMMENDATION

        The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as Power-One, Inc.'s independent auditors for 2005. We will vote Proxies received by us in favor of the ratification of Deloitte & Touche LLP unless a contrary choice is indicated.

EQUITY COMPENSATION PLAN INFORMATION

        Power-One, Inc. currently maintains four equity compensation plans: the 1996 Plan, the 2001 Plan, the Power-One, Inc. Employee Stock Purchase Plan, and the 2004 Stock Incentive Plan. The 1996 Plan, the Employee Stock Purchase Plan, and the 2004 Stock Incentive Plan have each been approved by Power-One, Inc.'s stockholders.

        The following table sets forth, for each of Power-One, Inc.'s equity compensation plans, the number of shares of common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.

Equity Compensation Plan Information as of December 31, 2004

	(a)	(b)		(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	12,352,650	$9.87	(1)	14,303,891	(2)

Equity compensation plans not approved by security holders(1)	1,627,667	$6.13		0	(4)

Total	13,980,317	$9.44	(1)	14,303,891	(2)

(1)
Weighted average exercise price of outstanding options; excludes restricted stock units and shares related to Employee Stock Purchase Plan.

(2)
Includes shares reserved but not yet issued under the 1996 Stock Incentive Plan, the 2004 Stock Incentive Plan and the Employee Stock Purchase Plan. Of this number, 946,729 were available under our 1996 Plan, 4,745,000 were available under the 2004 Plan and 8,612,162 were available under our Employee Stock Purchase Plan. The shares available under the 1996 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 1996 Plan including stock options, stock appreciation rights, restricted stock, stock bonuses, and performance shares.

(3)
The 2001 Stock Option Plan (the "2001 Plan") was adopted in September 2001, per applicable regulations and exchange listing rules, as an equity compensation plan not approved by security holders. Grants were only made under this plan through May 2004. The 2001 Plan is administered by our Compensation Committee. Awards under the 2001 Plan were only nonstatutory stock options. No awards under the 2001 Plan were made to any Director of the Company or to any person who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The maximum term of options granted under the 2001 Plan is 10 years after the initial date of the award. Options granted under the 2001 Plan have been granted at the "Fair Market Value" (i.e. the closing price of our stock on the date the option is granted). No award vests and becomes exercisable more quickly than 25% per year. Generally, awards that are not yet exercisable will terminate upon the date an Eligible Employee is no longer employed by the Company, and those that are exercisable will remain exercisable for ninety (90) days after the end of employment.

(4)
Based upon the stockholders' approval of our 2004 Stock Incentive Plan, no additional grants have been or will be made under the 2001 Plan subsequent to May 2004.

        All references to shares and options in this section have been adjusted to reflect the three-for-two and two-for-one splits to our common stock completed during 2000.

SUMMARY COMPENSATION TABLE

        The following table provides information for our last three fiscal years regarding all compensation paid to or earned by our Chief Executive Officer and each of our four other most highly compensated executive officers who served as executive officers of Power-One, Inc. as of December 31, 2004 (the "Top 5 Compensated Executive Officers"):

Officers			Annual Compensation						Long-Term Compensation

Name and Position	Year		Salary(1)	Bonus(2)		Other Annual Compensation			Restricted Stock Award(4)	Options (Shares)	All Other Compensation

Steven J. Goldman, Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	490,912 360,464 353,532	$75,000 — —	$	— 115,352(3 —)		$	— 275,000 —	— 175,000 —	* * *

William T. Yeates, President and Chief Operating Officer	2004 2003 2002	$ $ $	347,938 299,520 293,760	$61,740 — —	$ $	45,000(5 275,846(6 —	) )	$	— 1,131,000 —	— 75,000 —	* * *

Randall H. Holliday, Secretary and General Counsel	2004 2003 2002	$ $ $	240,973 225,004 218,080	$30,315 — —	$	— 21,354(3 —)		$	— 50,000 —	— 70,000 —	* * *

Eddie K. Schnopp, Senior Vice President—Finance, Treasurer and Chief Financial Officer	2004 2003 2002	$ $ $	267,369 156,416 153,408	$41,400 — —	$	— 50,056(3 —)		$	— 175,000 —	— 70,000 —	* * *

Donna M. Schnopp (Koep), Senior Vice President—Human Resources	2004 2003 2002	$ $ $	175,844 120,224 117,912	$25,365 — —	$	— 38,475(3 —)		$	— 110,000 —	— 70,000 —	* * *

*
Less than $50,000 or 10% of the total salary and bonus for the year indicated.

(1)
For 2002, salary includes deferred amounts in accordance with the 2001 Deferred Compensation Plan, as discussed on page 25. The following represents the amounts each officer elected to defer and respective percentage of salary each officer deferred from January 1, 2002 through October 20, 2002: Goldman $149,038 (50%), Yeates $123,840 (50%), Holliday $27,520 (15%), Mr. Schnopp $64,672 (50%) and Ms. Schnopp $49,708 (50%).

(2)
2004 Bonus amounts represent bonus amounts earned in and for the 2004 fiscal year, payment of which actually occurs in 2005.

(3)
This amount represents the "premium portion" as discussed on page 25 in our summary of the 2001 Deferred Compensation Plan.

(4)
On December 31, 2004, the named officers held, in total, then unvested shares of restricted Company common stock as follows: (i) Mr. Goldman, 5,711 shares; (ii) Mr. Yeates, 3,638; (iii) Mr. Holliday, 1,039; (iv) Mr. Schnopp; 3,638; and (v) Ms. Schnopp, 1,662. Additionally, on

  December 31, 2004, Mr. Yeates held then unvested restricted stock units ("RSUs") covering a total of 50,000 shares of the Company's common stock. The 2004 year-end value of the total number of unvested shares subject to these awards, based on the closing price ($8.92) of the Company's common stock of December 31, 2004, was as follows: (i) Mr. Goldman, $50,942; (ii) Mr. Yeates, $32,451 and $446,000 as to his restricted stock and RSUs, respectively; (iii) Mr. Holliday, $9,268; (iv) Mr. Schnopp, $32,451; and (v) Ms. Schnopp, $14,825.

  All recipients have voting and dividend rights with respect to each recipient's restricted shares. Mr. Yeates does not have voting or dividend rights with respect to the shares subject to his RSUs, unless and until the shares are actually delivered in payment of the RSUs, but he does have the right to receive dividend equivalent payments with respect to the RSUs.

(5)
This amount represents income-tax "gross-up" paid to Mr. Yeates in 2004, for the imputed income arising from the forgiveness of the loaned amount of $80,000 described in note (6) below.

(6)
This amount includes (i) imputed income associated with forgiveness of loaned amounts of $100,000 and $80,000 per terms of employment contract discussed on page 19, and (ii) the "premium portion" of Mr. Yeates' deferred salary, as discussed on page 20 in our summary of the 2001 Deferred Compensation Plan.

STOCK OPTION GRANTS AND EXERCISES
FOR TOP 5 COMPENSATED OFFICERS

STOCK OPTION GRANTS 2004

        We did not grant any stock options to any of our Top 5 Compensated Executive Officers in 2004.

AGGREGATE OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

        This table shows all stock options exercised by the Top 5 Compensated Executive Officers for 2004. The "Value Realized" column reflects the difference between the market value of the underlying securities at the actual exercise date and the exercise price of the options. The "Value of unexercised in-the-money options at 2004 year-end" column reflects the difference between the market value and the exercise price of in-the-money options at the end of 2004.

Name	Shares acquired on exercise(#)	Value Realized($)	Number of unexercised options at 2004 year-end Exercisable/Unexercisable		Value of unexercised in-the-money options at 2004 year-end(1) Exercisable/Unexercisable

Steven J. Goldman	0	$0.00	621,000	75,000	$3,503,948	$222,188

William T. Yeates	0	$0.00	150,000	75,000	$467,813	$222,188

Eddie K. Schnopp	0	$0.00	361,000	40,000	$2,123,390	$118,500

Randall H. Holliday	0	$0.00	71,250	33,750	$221,938	$98,813

Donna M. Schnopp	0	$0.00	323,500	40,000	$1,824,605	$118,500

(1)
Total value of exercisable and unexercisable options based on the market value of our common stock on December 31, 2004 ($8.92 per share).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

*  EMPLOYMENT CONTRACTS

        William T. Yeates serves as our President and Chief Operating Officer under the terms set forth in a letter from Mr. Goldman related to the commencement of Mr. Yeates' employment with the Company. Pursuant to the letter, in addition to his salary and our standard employee benefits package, Mr. Yeates is eligible for a bonus based on the achievement of specific performance goals.

        Pursuant to the letter, Mr. Yeates was also granted non-qualified stock options to purchase an aggregate of 675,000 shares of our common stock. Of these, 450,000 options become exercisable over four years at the rate of 25% per year; the remaining 225,000 vested and became exercisable on December 31, 2001.

        In addition, we made certain loans to Mr. Yeates in connection with his initial employment which commenced in January, 2000. All such loans are described in the following paragraph. These loans were in existence prior to the passage of the Sarbanes-Oxley Act of 2002 (the "Act"). The Act now prohibits loans by the Company to its executive officers. However, loans in existence as of the effective date of the Act were exempted from the prohibitions of the Act.

        One non-interest-bearing loan in the amount of $100,000, plus additional non-interest-bearing loans relating to new hire relocation expenses totaling approximately $80,000, were forgiven on the third anniversary of Mr. Yeates' hire (i.e. on January 13, 2003), per the original terms of the loan arrangements, specifically Mr. Yeates' continued employment with the Company as of January 13, 2003. A separate interest-bearing loan in the amount of $660,000, and with an interest rate of 5.5% per annum, became due and payable on January 13, 2004 per its original terms, and was paid in full by Mr. Yeates on that date. There was no material modification of any term of that loan, nor renewal of that loan, after the effective date of the Act.

        Mr. Yeates' rights to certain payments and benefits resulting from a change in control, as defined in the letter to include certain mergers and other triggering events, expired on January 31, 2004 per the terms of the letter.

*  CHANGE IN CONTROL ARRANGEMENTS

        Effective April 28, 2004, pursuant to approval of our Board of Directors, we entered into Change in Control Severance Agreements (the "CIC Agreement(s)"), with each of the Top 5 Compensated Executive Officers. These CIC Agreements are administered by our Compensation Committee. Each CIC Agreement renews automatically on an annual basis effective April 28, unless the Compensation Committee provides written notice of termination of the agreement to an executive at least six (6) months prior to the renewal date.

        Our CIC Agreements are "double trigger" agreements. Benefits under the CIC agreement are only paid if (i) a "Change in Control" has occurred, and (ii) an executive's employment is subsequently terminated following such Change in Control other than for cause, or the executive voluntarily terminates employment after a Change in Control, and for "Good Reason."

        Subject to certain limited exceptions, a "Change in Control" will generally be triggered by (i) any person becoming a 20% or greater owner of Power-One, (ii) certain majority changes in the Board of Directors over a period of not more than two years, (iii) certain mergers or other changes in ownership following which stockholders before the change do not continue to own more than 60% of Power-One, and (iv) a dissolution or liquidation of Power-One.

        "Good Reason" is generally defined as a substantial alteration or reduction in duties and responsibilities, a reduction in salary or bonus eligibility affecting the executive individually (as opposed to across the board reductions impacting all executives equally), reassignment to a different geographic location, or refusal of the successor entity to assume the CIC Agreement.

        The severance payments and entitlements made to an executive under the CIC Agreement are based on a "multiplier" of either 2X or 2 years (for CEO or COO) or 1X or 1 year (for other Named Executive Officers). Benefits include (i) lump-sum payment of an amount tied to base salary and bonuses times the executive's "multiplier," (ii)  acceleration of vesting under then existing stock option grants for an additional period as per the executive's multiplier, and (iii) continuation of benefits (e.g. medical insurance and group life insurance) for an additional period as per the executive's multiplier.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that during 2004 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER COMPENSATION ARRANGEMENTS

*  2001 DEFERRED COMPENSATION PLAN

        Summary of the Plan.    Based upon recommendations of the consultants retained by the Compensation Committee, as well as advice and counsel from outside legal and accounting personnel, in October 2001 the Compensation Committee recommended adoption of, and the Board of Directors approved the implementation of, the 2001 Deferred Compensation Plan (the "Plan"). Under this Plan, full time employees (inclusive of executive officers) of the Company were eligible to make an irrevocable election to defer a percentage of their base salary (not to exceed 50% of base salary) for the period commencing October 22, 2001 and continuing through October 20, 2002 (the "Deferral Period"). At the end of the Deferral Period, a participant's base salary returned to its original pre-deferral amount.

        Effect of Deferral Election/Entitlement to Stock Units.    Each participant under the Plan (i.e. an individual electing to defer salary), received "credit" at the start of the Deferral Period for a given number of Stock Units, based upon the dollar amount of salary deferred. A Stock Unit was a bookkeeping entry that represented one fictional share of the Company's common stock. A Stock Unit was used as a device to determine the number of shares of common stock of the Company that were to be distributed to a participant. The total number of Stock Units credited to a participant was determined using this formula:

Stock Unit = (compensation deferred / $6) × 2

        Stock Units had no voting rights, rights to dividends, or any other stockholder rights.

        Vesting in Stock Units.    Vesting in the credited Stock Units was tied to continued employment with or service to the Company. One-half (50%) of the total Stock Units credited to a participant as of the start of the Deferral Period vested on a pro-rata basis during the Deferral Period. For employees, vesting of this 50% of total Stock Units was prorated weekly over the 52 weeks of the Deferral Period.

        For employees who participated in the Plan, the other 50% of Stock Units that were credited to the individual at the start of the Deferral Period vested in full on January 31, 2003 (the "Payment Date").

        Distribution of Common Stock to Participants.    A participant who was actively employed by the Company as of the Payment Date received whole shares of common stock of the Company equal to the equivalent number (i.e. 100%) of total Stock Units credited to and vested in the participant on the Payment Date. For example, if based upon the percentage of salary elected to be deferred, a participant had 10,000 Stock Units credited to their Stock Unit account, they received 10,000 shares of the Company's common stock on the Payment Date.

        Upon the ultimate distribution of common stock to a participant, the shares became beneficially owned by the participant, unrestricted and available for sale or transfer transferred at the discretion of the participant. For income tax purposes, the recipient received "income" on the Payment Date equal to the total fair market value of the shares as of the Payment Date. Our fair market value (i.e. closing price) on January 31, 2003 was $4.92/share.

        Report of "Premium" portion in Summary Compensation Table.    In our past three Proxy Statements, in our Summary Compensation Table, we reported total base salary in each officer's salary column, then noted via footnote the amount of compensation deferred by reported officers under the Plan. To avoid any "double reporting" of income paid to or earned by the officers, we have only reported in this Proxy's Summary Compensation Table that portion of the "premium" associated with shares distributed to the reported officers as of the January 31, 2003 Payment Date. For the ease of calculations, the premium represents the difference between (i) the fair market value of the shares issued to the employee as of the Payment Date, less (ii) the total employee compensation deferred during the Deferral Period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

        The Compensation Committee (the "Committee") consists of Mr. Walters (Chairman), Mr. Bishop and Mr. Jacoby, each of whom is an independent, non-employee director. Per its Charter adopted in 2003, the Committee determines the Chief Executive Officer's salary, establishes the criteria for other executive compensation, reviews and approves all compensation plans which apply to executive officers, and determines equity awards for all executive officers. Additionally, from time to time the Committee retains outside compensation experts to review current compensation and equity award plans and recommends to the Board of Directors the adoption of additional equity plans and grants under such plans.

        No action or recommendation of the Committee taken or made during 2004 was modified or rejected in any material way by the Board of Directors.

*
If we intend to incorporate this specific section by reference in any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, we will specifically incorporate this section by name in such reference in a given filing. Otherwise, any general statement about incorporating this proxy statement by reference into any such filing will not apply to this section. This section shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

        Our executive compensation program is designed to attract, retain and motivate the senior executive talent necessary to effectively manage the Company. The program also aims to support the creation of stockholder value and is designed to make pay consistent with performance. When establishing salaries, bonuses and stock or equity awards for executive officers, the Committee considers the individual's role, leadership responsibilities and performance during the last year and the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives.

        The Committee's belief historically has been that the Company's performance generally is reflected in its stock price.

        Therefore, the Company has historically generally paid base salaries and cash bonuses that have been in the lower half for executive officers at similar companies. This cash compensation has been supplemented with equity awards that are tied to the performance of the Company's stock.

        However, over the last several years, based on the hiring of certain officers and other senior employees, the Company has recognized that the market realities of attracting and retaining experienced executives require more competitive base salaries. In October 2003, the Committee approved certain base salary increases for selected executive officers, including the Chief Executive Officer, to become effective April 1, 2004. This action represented a continuation of efforts begun in 2003 to bring base salaries of selected executive officers in line with current market amounts. The approved increases were authorized following continued analysis performed with the assistance of independent compensation consultants. The Committee believes that the current base salary amounts now being paid to all executive officers are consistent and in keeping with current market rates.

        The Committee has continued to believe that the incorporation of equity awards tied to the performance of the Company's stock should be an essential element of overall pay packages. However, the Committee has been mindful of the rule changes and public comment on the proper accounting treatment of stock options, and the requirement that same be treated as an expense in the evaluation of the Company's financial performance. In light of these rule changes (i.e. Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment"), the Committee has initiated and is continuing to investigate alternatives to traditional stock option grants for equity awards, both for executive officers and the general employee population. The Committee will seek to continue use of periodic equity awards to executive officers when deemed appropriate by the Committee.

        The Committee believes that the executive officers' performance in 2004 reflected favorable efforts in relation to continued significant market challenges. Their performance in the face of these challenges was a major consideration in setting compensation for 2003, and in approving the market rate increases which went into effect in 2004. While the Committee has been pleased with the performance of the executive officers in the face of ongoing economic challenges, the Committee is also very mindful of the need to ensure that stockholder value is an element of key significance and measurement in terms of evaluation of executive performance, including the compensation paid to the Company's Chief Executive Officer, and in compensation paid for such performance.

        The Committee, however, believes that corporate performance may not always be directly measured by immediately realized returns. The Company has been engaged recently in significant research and development efforts which are anticipated to result in beneficial corporate performance in the future. The Committee believes that attention to this research and development has needed to be a material element of executive officer activity, inclusive of the activity of the Company's Chief

Executive Officer, and as such, compensation and measurement of executive performance has, in 2004, been directly related to efforts intended to "bear fruit" in future periods.

        Notwithstanding that position, and mindful of the need to balance near term results with future expectations, the Committee has continued to believe that primary bonuses, incentive payments and other performance based awards must be tied directly to, and come as a reward for, clearly measurable performance associated directly with key financial metrics. Additionally, the Committee believes that the executive officers must have a significant portion of their total compensation potential aligned, via equity incentives, with stockholder interests to ensure that stockholder value remains a primary objective and criteria in the management of the Company. Also, in appropriate situations, the Committee believes that certain discretionary bonuses or other compensation can be an appropriate compensation tool when officers are tasked with and appropriately perform certain major operational or comparable designated tasks which may not, upon completion, necessarily result in immediate financial performance improvements.

        2004 Compensation of the Chief Executive Officer.    The Committee evaluates the compensation of the Chief Executive Officer on an annual basis. In establishing the Chief Executive Officer's compensation for 2004, the Committee recognized the Company's performance and results in 2004 had been heavily impacted by a variety of external factors. These factors included the major general economic downturn, plus the significant contraction in several of the Company's primary markets, including enterprise networking and telecommunications service providers. Mr. Goldman's 2004 base salary was increased from 2003, however, as part of the overall "market rate" adjustment noted above in this report which was made effective as of April 1, 2004. Separately, in light of overall Company financial performance during 2003, no form of cash incentive or bonus tied directly to measurable advances or year-over-year comparisons of financial metrics was paid to Mr. Goldman in 2004. Mr. Goldman was awarded a bonus for 2004 performance pursuant to the Management Bonus Plan discussed below, which bonus amount is noted in the Summary Compensation Table above. No stock options or comparable equity incentive payments were made or issued to Mr. Goldman in 2004. The Committee believes that the total compensation paid to Mr. Goldman in 2004 was reasonable.

        Base Salary.    The Committee reviews the base salaries for all executive officers. All executive officers received an increase in base salary effective April 1, 2004 based upon "market rate" adjustments discussed above in this report. The Committee believes that the total compensation paid to each executive officer in 2004 was reasonable.

        Management Bonus Plan.    Under our Management Bonus Plan applicable to 2004, our executive officers were eligible for bonuses based on the Company's attaining specified EBITDA objectives (earnings before interest, taxes, depreciation, amortization and acquisition-related charges) during a particular fiscal year, and on each individual officer's attainment and performance of individualized objectives ("MBOs") which were assigned by the Board for the CEO and COO, and by the CEO and COO for the other executive officers. Under this plan, which covers certain key employees (inclusive of executive officers), our executive officers had the potential to earn bonuses in amounts up to predetermined percentages of their base salaries. Mr. Goldman and Mr. Yeates were eligible to receive bonuses of up to 100% of their salaries. The remainder of our executive officers could earn bonuses of up to 80% of their salaries. Bonuses were to be based on actual EBITDA realized by the Company during any fiscal year as a percentage of planned EBITDA, and performance of MBOs, which performance was reviewed with each executive on a quarterly basis, with overall performance graded on an annual basis. Based on officer performance of assigned MBOs, bonuses applicable to 2004 performance were awarded under the Management Bonus Plan for 2004 to each of the Top 5 Compensated Executive Officers, as indicated on the "Summary Compensation Table" on page 20.

        Discretionary Bonus Plan.    Under the Discretionary Bonus Plan, our executive officers can receive, at the sole discretion of the Committee, a bonus of up to 50% of their base salary. This bonus is based upon the Committee's determination of an individual's contribution to the Company in conjunction with the Company's (i) significantly exceeding projected earnings per share, (ii) having accelerated sales growth, (iii) executing acquisitions in an efficient manner, or (iv) achieving such other goals as the Board of Directors or the Committee may determine. The Committee did not award any of our Top 5 Compensated Executive Officers any bonuses under the Discretionary Bonus Plan for 2004.

        Equity Based Compensation.    The Committee recommended, and the Board of Directors approved, effective February 23, 2005, acceleration of vesting for outstanding stock options which had exercise prices greater than $5.00 per share. The closing price of the Company's stock on February 23, 2005 was $5.93. The Committee recommended this action in direct response to the FASB stock option expensing rules. The Committee understood that by accelerating the vesting of the affected stock options, the Company had elected to recognize an immaterial amount of compensation expense in the first fiscal quarter of 2005 for such accelerated stock options with exercise prices between $5.00 and $5.93. The Committee believes that acceleration of approximately 3.8 million stock options will eliminate the need for recognizing future compensation expense of approximately $13.7 million. The Committee further believes that it will thereafter not be required to recognize any compensation expense in future periods associated with the affected options.

        The Committee will continue to consider use of long-term equity incentives linked to an increase in stock value by awarding equity based awards at times it believes are appropriate. The Committee will rely upon appropriate guidance from third party experts to determine the appropriate form, criteria, and accounting treatment for equity incentive awards. Also, the Committee will take care to consider and evaluate corporate governance considerations which relate to or may be impacted by future equity incentive awards, both for executive officers, and the general employee population.

        The Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code does not permit us to deduct cash compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe that our stock incentive plan and our Management Bonus Plan (as previously described) comply with the rules under Section 162(m) for treatment as performance-based compensation, allowing us to deduct fully compensation paid to executives under these plans. The 2001 Deferred Compensation Plan did not fall under the rules of Section 162(m) for treatment as performance-based compensation. None of the compensation arising under the 2001 Deferred Compensation Plan resulted in any excess compensation which was not deductible by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Jay Walters, Chairman; Jon E.M. Jacoby, Kendall Bishop

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information about beneficial ownership of our common stock as of March 11, 2005, unless otherwise noted, by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, each director, each Top 5 Compensated Executive Officers Compensation table, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Total
Voting Trust(3)	10,066,735	11.9
Stephens Group Inc.(3)(4)	7,790,976	9.2
Steven J. Goldman	3,811,381	4.5
Jon E.M. Jacoby(4)(6)	2,579,116	3.0
William T. Yeates	1,124,412	1.3
Eddie K. Schnopp(5)	1,002,028	1.2
Donna M. Schnopp (Koep)	876,934	1.0
Randall H. Holliday	205,478	0.2
Kendall R. Bishop	185,317	0.2
Jay Walters	147,523	0.2
Hanspeter Brändli	80,000	0.1
Mark Melliar-Smith	58,167	0.1
All executive officers and directors as a group (10 persons)	10,070,356	11.9

(1)
The addresses for the listed beneficial owners are as follows for the Voting Trust, c/o Steve Patterson, Trustee, 349 Colony Drive, Naples, Florida, 34108; for Stephens Group Inc. and Jon E.M. Jacoby, 111 Center Street, Little Rock, Arkansas 72201; for each other listed stockholder, c/o the Company, 740 Calle Plano, Camarillo, California 93012.

(2)
Includes options to exercise shares of common stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on or within 60 days after March 11, 2005, as follows: Goldman 901,000; Jacoby 160,000; Yeates 975,000; E. Schnopp 536,000; D. Schnopp (Koep) 498,500; Holliday 185,000; Bishop 135,000; Walters 142,500; Brändli 80,000; Melliar-Smith 52,500; and all executive officers and directors as a group 3,665,500. Gives effect to the three-for-two and two-for-one splits of our common stock effected during 2000.

(3)
The Voting Trust is administered by Mr. Steve Patterson, Trustee. The trustee exercises sole voting power over the trust's shares, and is required to vote such shares "for" or "against" proposals submitted to our stockholders in the same proportion as the votes cast "for" and "against" such proposals by all other stockholders, excluding abstentions. The Voting Trust will expire on the earlier of June 7, 2008, or the occurrence of certain events related to Stephens Inc.'s status as an affiliate of us.

(4)
Stephens Group Inc. has contributed 5,793,526 of its shares to a voting trust described in Note 3. Stephens Group Inc., certain stockholders, directors, officers and related entities of Stephens Group Inc. own an additional 8,398,626 shares, of which 4,273,209 have been contributed to the Voting Trust. Mr. Jacoby is a director of Stephens Group, Inc.

(5)
Includes 10,648 shares owned by a trust for the benefit of Mr. Schnopp's children, and options to purchase shares of common stock that were exercisable on or within 60 days after March 11, 2005, in the amount of 536,000. Mr. Schnopp disclaims beneficial ownership of shares held in trust for the benefit of Mr. Schnopp's children.

(6)
Includes 295,451 shares owned by Jacoby Enterprises, Inc., 283,544 shares owned by Coral Two Corporation and 154,048 shares owned by Mr. Jacoby, which have all been contributed to the Voting Trust and as to which Mr. Jacoby has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; also includes 4,667 shares owned by Mr. Jacoby, 17,463 shares owned by J&J Partners, 30,566 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E.M. Jacoby Keogh and 122,378 shares beneficially owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power of disposition and sole power to vote; also includes the following shares as to which Mr. Jacoby disclaims beneficial ownership: 200,001 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87, 245,322 shares owned by Nicholas M. Stephens Trust AAAA, 245,322 shares owned by Caroline A. Stephens Trust AAAA and 245,323 shares owned by JT Stephens III Trust AAAA, which have been contributed to the voting trust and as to which Mr. Jacoby, as sole trustee, has sole power of disposition, subject to certain transfer restrictions in the voting trust agreement, and the voting trust has sole power to vote; and includes 18,017 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87, 2,994 shares owned by Nicholas M. Stephens Trust AAAA, 2,994 shares owned by Caroline A. Stephens Trust AAAA and 2,994 shares owned by JT Stephens III Trust AAAA, as to which Mr. Jacoby, as sole trustee, has sole power to vote and sole power of disposition, also includes 88,208 shares owned by Grandchild's Trust One UID 12/16/85, 88,208 shares owned by Grandchild's Trust Two UID 12/16/85, 188,208 shares owned by Grandchild's Trust Three UID 12/89, 45,000 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 45,000 shares owned by Craig D. Campbell, Jr. 1995 Trust UID 12/4/95 and 45,000 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee, has shared power to vote and shared power of disposition; and includes 48,408 shares owned by Etablissement Landeco Vaduz, as to which Mr. Jacoby has shared power of disposition and no power to vote pursuant to a power of attorney granted to Mr. Jacoby. Does not include shares owned by Stephens Group Inc. or other of its related persons or entities, except as mentioned in this footnote.

STOCK PERFORMANCE GRAPH*

        The following compares the cumulative total stockholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in the Standard & Poor's 500 Index, the Russell 2000 Index and the NASDAQ Stock Market, each for the period from December 31, 1999 through December 31, 2004. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period.

        The Standard & Poor's 500 Index, Russell 2000 Index and NASDAQ Stock Market are intended to provide a relevant comparison of total annual return.

CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning December 31, 1999

*
If we intend to incorporate this specific section by reference in any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, we will specifically incorporate this section by name in such reference in a given filing. Otherwise, any general statement about incorporating this proxy statement by reference into any such filing will not apply to this section. This section shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Donna Schnopp (Koep), Senior Vice President, Human Resources and Eddie K. Schnopp, Senior Vice President-Finance, Treasurer and Chief Financial Officer are married.

        Mr. Jacoby, who is a member of the Board of Directors and the Compensation Committee, serves as a director of Stephens Group Inc., our largest stockholder, and the parent corporation of Stephens Inc., a financial advisor to us and an affiliate of Stephens Group Inc. During the 2004 fiscal year, we did not pay Stephens Inc. any amounts for financial advisory services. We expect to pay Stephens Inc. for additional financial advisory services that it has or may perform for us during 2005. All compensation paid to Stephens Inc. has been on terms that we believe to be fair and reasonable for the services performed.

        Several of our executive officers maintain individual brokerage accounts with Stephens Inc. In addition, from time to time Stephens Group Inc. has made opportunities available to Mr. Goldman to invest in various private partnerships. None of Mr. Goldman's investments made in these circumstances via the Stephens Group Inc., individually or in the aggregate, have been material to him.

FINANCIAL AND OTHER INFORMATION

Our Annual Report for the fiscal year ended December 31, 2004, including financial statements, is being sent to stockholders of record on our Record Date of March 11, 2005, as of the close of business on or about March 25, 2005 together with this proxy statement. We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, to any stockholder who submits a written request to our Corporate Secretary at our principal executive offices.

OTHER MATTERS

The Board of Directors knows of no other matters that have been submitted on a timely basis for voting at this Annual Meeting. If any other matters come before the stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
March 25, 2005

APPENDIX A
POWER-ONE, INC. PROXY STATEMENT

        Pursuant to Proposal 1 of this Proxy Statement, we propose to amend and restate Article SEVENTH of our Restated Certificate of Amendment to read in its entirety as follows:

        SEVENTH.    The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three or greater than nine. The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of stockholders following such election or appointment. Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification. A majority of the total directors shall constitute quorum for the transaction of business. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director.

POWER-ONE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, hereby appoints the Chairman and Chief Executive Officer, Steven J. Goldman, the Chief Financial Officer, Eddie K. Schnopp, and the Secretary and General Counsel, Randall H. Holliday, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 11, 2005, at the Annual Meeting of Stockholders to be held on Tuesday, May 3, 2005 at the Westlake Village Inn, located at 31943 Agoura Road, Westlake Village, California at 9:00 a.m. Los Angeles time, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

POWER-ONE, INC.

May 3, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.    \/

20430300000000000000 2                                        050404

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, "FOR" THE ELECTION OF ALL CLASSES OF DIRECTORS AND "FOR" PROPOSALS 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Amend Power-One, Inc.'s Restated Certificate of Incorporation to eliminate director classes, so that all directors are elected annually.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
2.	To elect the following nominees for director:
		FOR	WITHHOLD		FOR	WITHHOLD
If Proposal 1 is not Approved:				If Proposal 1 is Approved:
Class II Directors
Kendall R. Bishop		☐	☐	Kendall R. Bishop	☐	☐
Dr. Hanspeter Brandli		☐	☐	Dr. Hanspeter Brandli	☐	☐
				Steven J. Goldman	☐	☐
				Jon E.M. Jacoby	☐	☐
				Mark Melliar-Smith	☐	☐
				Jay Walters	☐	☐
3.	Proposal to ratify the Appointment of Deloitte & Touche LLP as the independent auditors for the Company.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR THE ELECTION OF ALL NOMINEES TO THE BOARD LISTED IN PROPOSAL 2 AND FOR PROPOSALS 3 AND 4.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

CURRENT CLASS I DIRECTORS
CURRENT CLASS II DIRECTORS
CURRENT CLASS III DIRECTORS
DIRECTOR COMPENSATION
Equity Compensation Plan Information as of December 31, 2004
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES FOR TOP 5 COMPENSATED OFFICERS STOCK OPTION GRANTS 2004
AGGREGATE OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER COMPENSATION ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS